EXHIBIT 99.1

News Release

news release

FOR IMMEDIATE RELEASE	August 9, 2021

SYKES ENTERPRISES, INCORPORATED REPORTS

SECOND QUARTER 2021 FINANCIAL RESULTS

TAMPA, FL – August 9, 2021 – Acquisition Update: On June 18, 2021, Sykes Enterprises, Incorporated ("SYKES" or the “Company”) (NASDAQ: SYKE), a leading full life cycle provider of global customer experience management services, multichannel demand generation and digital transformation, and Sitel Group®, a leading global provider of customer experience (“CX”) products and solutions, announced they have entered into a definitive merger agreement (the “Merger Agreement”) in which Sitel Group®, through a wholly owned subsidiary, will acquire all of SYKES’ outstanding shares of common stock at a purchase price of $54 per share in a transaction valued at approximately $2.2 billion on a fully diluted basis. Subsequent to the announcement, SYKES filed a Definitive Proxy statement with the Securities and Exchange Commission announcing the date of the Special Meeting of shareholders to vote on the transaction. This meeting is scheduled for August 24, 2021 at 8 AM ET at the Rivergate Tower, 400 N. Ashley Drive, Suite 320, 3rd Floor, Conference Room A, Tampa, FL 33602. Sitel Group® expects to obtain all required regulatory approvals and to close the transaction shortly after the shareholder meeting.

Sykes Enterprises, Incorporated announced today its financial results for the second-quarter ended June 30, 2021.

Second Quarter 2021 Financial Highlights

•

Second quarter 2021 revenues of $448.9 million increased $32.1 million, or 7.7%, from $416.8 million in the comparable quarter last year, driven by demand from existing and new program expansions as well as new client wins. In addition, growth in the quarter also reflects the revenue contribution of the acquisition of the Taylor Media Corp., owner of The Penny Hoarder, (“TMC”/“TPH”), which closed at year-end 2020

•

Second quarter 2021 comparable revenue growth of 7.7% spanned the healthcare, financial services, technology, and other verticals, more than offsetting the lower demand in the transportation & leisure as well as communications verticals

•

Non-GAAP second quarter 2021 organic constant currency revenues (see section titled “Non-GAAP Financial Measures” for an explanation and see Exhibit 11 for reconciliation) increased 0.3% comparably driven largely by the aforementioned factors

•

Second quarter 2021 operating income increased 9.2% to $29.7 million on a comparable basis with operating margin remaining virtually unchanged at 6.6% versus 6.5% for the comparable period last year. On a non-GAAP basis (see Exhibit 6 for reconciliation), which excludes the impact of the impairment of right-of-use (“ROU”) assets and other fixed assets related to COVID-19 driven facility exits,

Sykes Enterprises, Incorporated

Corporate Headquarters:

400 North Ashley Drive

Suite 2800

Tampa, FL  USA  33602

1 ∙ 800 ∙ TO ∙ SYKES

http://www.sykes.com

EMEA Operations

599 Calder Road

Edinburgh EH11 4GA

Scotland

+44 (0) 131 458-6500

acquisition-related intangibles amortization, merger & integration costs, and other costs related to facility exits, second quarter 2021 operating margin was virtually unchanged as well at 8.4% versus 8.5% in the same period last year

•

Second quarter 2021 diluted earnings per share were $0.58 versus $0.55 in the same period last year, with the comparable increase driven by a combination of factors, including contribution from TMC/TPH acquisition, lower effective tax rate and a lower share count, some of which was mitigated by a negative swing in other expenses arising from an increase in losses at XSell Technologies, Inc., which is accelerating its growth investments in its business, coupled with a decrease in mark-to-market adjustment of stock‐based deferred compensation programs funded through Rabbi Trust investments

•

On a non-GAAP basis, second quarter 2021 diluted earnings per share were $0.73 versus $0.71 on a comparable basis (see Exhibit 6 for reconciliation), with the increase due largely to aforementioned factors

•

Consolidated capacity utilization rate remained unchanged on a comparable basis at 73% in the second quarter of 2021. Including permanent home agents in the comparable utilization calculation, however, the capacity utilization would have increased further comparably

Americas Region

Revenues from the Company’s Americas region, including operations in North America and offshore (Latin America, South Asia and the Asia Pacific region), increased 5.1% to $356.4 million, or 79.4% of total revenues, for the second quarter of 2021 compared to $339.3 million, or 81.4% of total revenues, in the same prior year period. On an organic constant currency basis (a non-GAAP measure, see Exhibit 11 for reconciliation), the Americas revenues decreased 1.4% comparably, driven by reductions in transportation & leisure (demand spike same quarter last year related to travel cancellations) and financial services (Paycheck Protection Program implementation boosts demand in the second quarter of last year) verticals due to COVID-19 coupled with a decline in the communications vertical.

The Americas income from operations for the second quarter of 2021 increased 16.8% to $47.3 million, with an operating margin of 13.3% versus 11.9% in the comparable quarter last year. On a non-GAAP basis, the Americas operating margin was 13.5% versus 14.0% in the comparable quarter last year, with the decrease due largely to client ramp costs (see Exhibit 7 for reconciliation).

EMEA Region

Revenues from the Company’s Europe, Middle East and Africa (EMEA) region increased 19.2% to $92.5 million, representing 20.6% of total revenues, for the second quarter of 2021, compared to $77.6 million, or 18.6% of total revenues, in the same prior year period. On a constant currency basis (a non-GAAP measure, see Exhibit 11 for reconciliation), EMEA revenues increased 7.8% on a comparable basis driven primarily by growth in the financial services, transportation & leisure, communications, healthcare and other verticals, more than offsetting a reduction in demand from the technology vertical.

The EMEA region’s income from operations for the second quarter of 2021 increased 12.6% to $4.6 million, with an operating margin of 5.0% versus 5.3% in the comparable quarter last year.  On a non-GAAP basis, the operating margin remained virtually unchanged at 6.7% versus 6.6% in the year-ago period (see Exhibit 7 for reconciliation).

Other

Other loss from operations, which includes primarily corporate as well as some other costs, increased to $22.1 million, or 4.9% of revenues in the second quarter of 2021, compared to $17.3 million, or 4.2% of revenues in the prior year period. Of the $4.8 million comparable increase, approximately $4.0 million was due to deal and integration costs mostly related to the announced Sitel Group-SYKES transaction with the remainder driven by higher accrual for long-term performance-based compensation due to sustained and healthy operating results. On a non-GAAP basis (see Exhibit 7 for reconciliation), other loss from operations decreased to 3.7% of revenues from 4.1% in the year-ago period driven mostly by expense true-ups related to commercial insurance and lower marketing activities related to Covid-19.

Other Income (Expense) and Taxes

Total other income (expense), net for the second quarter of 2021 was $(0.2) million compared to $1.4 million for the same period in the prior year. The negative swing in total other income (expense) was driven largely by a combination of increased losses at XSell Technologies, Inc., which is accounted for under the equity method, and a comparable reduction in mark-to-market adjustment of stock‐based deferred compensation programs funded through Rabbi Trust investments.

The Company recorded an effective tax rate of 21.5% in the second quarter of 2021 versus 22.3% in the same period last year and below the estimated 23% provided in the Company’s May 2021 business outlook.  The rate differential in both instances is mainly driven by a discrete benefit relating to changes in the Company’s valuation allowances, which was partially offset by the UK tax rate change in the current period.

On a non-GAAP basis, the second quarter 2021 effective tax rate was 21.9% compared to 22.8% in the same period last year and below the estimated 23% provided in the Company’s May 2021 business outlook (see Exhibit 10 for reconciliation), with the rate differential due largely to aforementioned factors.

Liquidity and Capital Resources

The Company’s balance sheet at June 30, 2021, remained strong with cash and cash equivalents of $103.2 million, of which approximately 84.8%, or $87.5 million, was held in international operations and the majority of which will not be subject to additional taxes if repatriated to the United States. At June 30, 2021, the Company had $23.0 million in borrowings outstanding, down from $63.0 million at the end of 2020, under its $500.0 million credit agreement.

Conference Call

In light of the pending acquisition by Sitel Group®, the Company does not plan to host an earnings conference call nor provide forward-looking guidance. This press release is also posted on the SYKES website at https://investor.sykes.com/company/investors/investor-news/2021/default.aspx.

Non-GAAP Financial Measures

Non-GAAP indicators of performance are not measures of financial performance under U.S. Generally Accepted Accounting Principles (“GAAP”) and should not be considered a substitute for measures determined in accordance with GAAP. The Company, however, uses non-GAAP measures as a way to assist readers in further understanding the Company’s results. The Company believes these non-GAAP financial measures are important indicators of performance as they are intrinsic to how management evaluates and rewards performance from its underlying operations. Constant currency organic revenue growth, which is a non-GAAP measure, for instance, facilitates comparability between time periods as this presentation allows the Company to isolate the effect of acquisition-related revenues and exchange rate differences by assuming a constant exchange rate between periods for translation. Similarly, amortization of intangible assets and depreciation of the step up in value of purchased tangible assets are excluded for purposes of calculating the non-GAAP financial measures – including but not limited to non-GAAP operating margins, non-GAAP tax rate, non-GAAP net income, non-GAAP net income per diluted share and non-GAAP income from operations – because the Company does not acquire businesses on a predictable cycle and the exclusion facilitates a more meaningful evaluation of current operating performance and comparison to operating performance in other periods as well as performance relative to its peers who are not acquisitive or as acquisitive. The Company also excludes the impact or any corresponding reversals of material restructurings approved by the appropriate level of management, gain or loss on sale of facilities, release of cumulative translation adjustment (CTA), lease obligations and facility exit costs, severance and related costs, non-cash impairment charges, merger and integration costs associated with an acquisition and accretion of interest on contingent consideration of an acquisition from non-GAAP Income (loss) from operations and non-GAAP net income because the amounts are not reflective of ongoing operating results and do not contribute to a meaningful evaluation of current operating performance or comparison to operating performance in other periods. Refer to the exhibits in the release for detailed reconciliations.

About Sykes Enterprises, Incorporated

Sykes Enterprises, Incorporated and consolidated subsidiaries (“SYKES” or the “Company”) is a leading full lifecycle provider of global customer experience management services, multichannel demand generation and digital transformation. SYKES provides differentiated full lifecycle customer experience management solutions and services primarily to Global 2000 companies and their end customers principally in the financial services, technology, communications, transportation & leisure and healthcare industries. The Company’s differentiated full lifecycle services platform effectively engages customers at every touchpoint within the customer journey, including digital media and acquisition, sales expertise, customer service, technical support and retention, many of which can be optimized through a suite of digital transformation capabilities under its SYKES Digital Services (“SDS”) group, which spans robotic process automation (“RPA”), self-service, insight analytics and digital learning.  In addition to digital transformation, SYKES also provides artificial intelligence (“AI”) solutions that can be embedded and leveraged across its lifecycle offerings. The Company serves its clients through two geographic operating regions: the Americas (United States, Canada, Latin America, Australia and the Asia Pacific Rim) and EMEA (Europe, the Middle East and Africa). The Company’s Americas and EMEA regions primarily provide customer experience management solutions and services with an emphasis on inbound multichannel demand generation, customer service and technical support to its clients’ customers. These services are delivered through multiple communication channels including phone, e-mail, social media, text messaging, chat and digital self-service. The Company also provides various enterprise support services in the United States that include services for its clients’ internal support operations, from technical staffing services to outsourced corporate help desk services. In Europe, the Company also provide fulfillment services, which include order processing, payment processing, inventory control, product delivery and product returns handling. Additionally, through the Company’s acquisition of RPA provider Symphony Ventures Ltd (“Symphony”) coupled with its investment in AI through XSell Technologies, Inc. (“XSell”), the Company also provides a suite of digital transformation capabilities that optimizes its differentiated full lifecycle management services platform. The Company’s complete service offering helps its clients acquire, retain and increase the lifetime value of their customer relationships. The Company has developed an extensive global reach with customer experience management centers across six continents, including North America, South America, Europe, Asia, Australia and Africa. The Company delivers cost-effective solutions that generate demand, enhance the customer service experience, promote stronger brand loyalty, and bring about high levels of performance and profitability. For additional information please visit www.sykes.com.

Forward-Looking Statements

This press release may contain “forward-looking statements,” including SYKES’ estimates of its future business outlook, prospects or financial results. Statements regarding SYKES’ objectives, expectations, intentions, beliefs or strategies, or statements containing words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” “implies,” or similar expressions are intended to identify such forward-looking statements. It is important to note that SYKES’ actual results could differ materially from those in such forward-looking statements, and undue reliance should not be placed on such statements. Statements about the effects of the COVID-19 pandemic on our business, operations, financial performance and prospects may constitute forward-looking statements and are subject to the risk that the actual impacts may differ, possibly materially, from what is reflected in those forward-looking statements due to factors and future developments that are uncertain, unpredictable and in many cases beyond our control, including the scope and duration of the pandemic, actions taken by governmental authorities in response to the pandemic, and the direct and indirect impact of the pandemic on our clients, third parties and us. Among the important factors that could cause such actual results to differ materially are (i) the impact of economic recessions in the U.S. and other parts of the world, (ii) fluctuations in global business conditions and the global economy, (iii) SYKES’ ability of maintaining margins, (iv) SYKES’ ability to continue the growth of its support service revenues through additional technical and customer experience management centers, (v) currency fluctuations, (vi) the timing of significant orders for SYKES’ products and services, (vii) loss or addition of significant clients, (viii) the early termination of contracts by clients, (ix) SYKES’ ability to recognize deferred revenue through delivery of products or satisfactory performance of services, (x) construction delays of new or expansion of existing customer experience management centers, (xi) difficulties or delays in implementing SYKES’ bundled service offerings, (xii) failure to achieve sales, marketing and other objectives, (xiii) variations in the terms and the elements of services offered under SYKES’ standardized contract including those for future bundled service offerings, (xiv) changes in applicable accounting principles or interpretations of such principles, (xv) delays in SYKES’ ability to develop new products and services and market acceptance of new products and services, (xvi) rapid technological change, (xvii) political and country-specific risks inherent in conducting business abroad, (xviii) SYKES’ ability to attract and retain key management personnel, (xix) SYKES’ ability to further penetrate into vertically integrated markets, (xx) SYKES’ ability to expand its global presence through strategic alliances and selective acquisitions, (xxi) SYKES’ ability to continue to establish a competitive advantage through sophisticated technological capabilities, (xxii) the ultimate outcome of any lawsuits or penalties (regulatory or otherwise), (xxiii) SYKES’ dependence on trends toward outsourcing, (xxiv) risk of interruption of technical and customer experience management center operations due to such factors as fire, earthquakes, inclement weather and other disasters, power failures, telecommunications failures, unauthorized intrusions, computer viruses and other emergencies, (xxv) the existence of substantial competition, (xxvi) the ability to obtain and maintain grants and other incentives, including tax holidays or otherwise, (xxvii) risks related to the integration of the businesses of SYKES, including the Qelp, Clearlink, WhistleOut, Symphony and Taylor Media Corp. (the owner of The Penny Hoarder) acquisitions and the impairment of any related goodwill, (xxviii) the ability to execute on initiatives to address inefficiencies around recruitment and retention in the U.S. and rationalize underutilized capacity methodically, (xxix) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement and (xxx) other risk factors listed from time to time in SYKES’ registration statements and reports as filed with the Securities and Exchange Commission. All forward-looking statements included in this press release are made as of the date hereof, and SYKES undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise.

For additional information contact:

Subhaash Kumar

Sykes Enterprises, Incorporated

(813) 233-7143

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 1

	Three Months Ended June 30,
	2021	2020
Revenues	$448,885	$416,833
Direct salaries and related costs	(292,086)	(268,433)
General and administrative	(110,924)	(102,664)
Depreciation, net	(12,809)	(12,630)
Amortization of intangibles	(2,959)	(4,093)
Impairment of long-lived assets	(386)	(1,800)
Income from operations	29,721	27,213
Total other income (expense), net	(187)	1,402
Income before income taxes	29,534	28,615
Income taxes	(6,354)	(6,385)
Net income	$23,180	$22,230

Net income per common share:
Basic	$0.58	$0.55
Diluted	$0.58	$0.55

Weighted average common shares outstanding:
Basic	39,779	40,318
Diluted	39,942	40,380

Sykes Enterprises, Incorporated

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

Exhibit 2

	Six Months Ended June 30,
	2021	2020
Revenues	$906,771	$827,999
Direct salaries and related costs	(591,563)	(535,378)
General and administrative	(220,551)	(205,911)
Depreciation, net	(25,924)	(25,091)
Amortization of intangibles	(5,946)	(8,212)
Impairment of long-lived assets	(1,536)	(1,800)
Income from operations	61,251	51,607
Total other income (expense), net	(834)	(3,848)
Income before income taxes	60,417	47,759
Income taxes	(12,259)	(11,611)
Net income	$48,158	$36,148

Net income per common share:
Basic	$1.21	$0.89
Diluted	$1.21	$0.88

Weighted average common shares outstanding:
Basic	39,711	40,726
Diluted	39,951	40,857

Sykes Enterprises, Incorporated

Segment Results

(in thousands)

(Unaudited)

Exhibit 3

	Three Months Ended June 30,
	2021	2020
Revenues:
Americas	$356,427	$339,272
EMEA	92,455	77,561
Other	3	—
Total	$448,885	$416,833

Operating Income (Loss):
Americas	$47,275	$40,479
EMEA	4,593	4,078
Other	(22,147)	(17,344)
Income from operations	29,721	27,213

Total other income (expense), net	(187)	1,402
Income taxes	(6,354)	(6,385)
Net income	$23,180	$22,230

	Six Months Ended June 30,
	2021	2020
Revenues:
Americas	$720,146	$672,198
EMEA	186,622	155,794
Other	3	7
Total	$906,771	$827,999

Operating Income (Loss):
Americas	$92,147	$76,258
EMEA	11,261	7,258
Other	(42,157)	(31,909)
Income from operations	61,251	51,607

Total other income (expense), net	(834)	(3,848)
Income taxes	(12,259)	(11,611)
Net income	$48,158	$36,148

Sykes Enterprises, Incorporated

Consolidated Balance Sheets and Supplementary Data

(in thousands, except seat data)

(Unaudited)

Exhibit 4

	June 30, 2021	December 31, 2020
Assets:
Current assets	$566,806	$559,889
Property and equipment, net	116,797	121,084
Operating lease right-of-use assets	132,032	158,866
Goodwill & intangibles, net	527,560	533,384
Other noncurrent assets	63,249	62,582
Total assets	$1,406,444	$1,435,805

Liabilities & Shareholders' Equity:
Current liabilities	$279,824	$295,506
Noncurrent liabilities	181,977	246,645
Shareholders' equity	944,643	893,654
Total liabilities and shareholders' equity	$1,406,444	$1,435,805

	Geographic Mix (% of Total Revenues)
	Q2 2021	Q2 2020
Americas (1)	79%	81%
Europe, Middle East & Africa (EMEA)	21%	19%
Other	0%	0%
Total	100%	100%

(1)

Includes the United States, Canada, Latin America, South Asia and the Asia Pacific Rim (APAC) Region. Latin America, South Asia and APAC are included in the Americas due to the nature of the business and client profile, which is primarily made up of U.S.-based clients.

	Vertical Industry Mix (% of Total Revenues)
	Q2 2021	Q2 2020
Financial Services	34%	33%
Technology	22%	22%
Communications	17%	21%
Transportation & Leisure	6%	8%
Healthcare	7%	5%
Other	14%	11%
Total	100%	100%

	Seat Capacity
	Q2 2021	Q2 2020
Americas	37,100	40,400
EMEA	7,500	8,200
Total	44,600	48,600

	Capacity Utilization
	Q2 2021	Q2 2020
Americas	73%	73%
EMEA	72%	69%
Total	73%	73%

Sykes Enterprises, Incorporated

Cash Flow from Operations

(in thousands)

(Unaudited)

Exhibit 5

	Three Months Ended June 30,
	2021	2020
Cash Flow From Operating Activities:
Net income	$23,180	$22,230
Depreciation	12,821	12,687
Amortization of intangibles	2,959	4,093
Amortization of deferred grants	(240)	(85)
Impairment losses	386	1,800
Changes in assets and liabilities and other	(13,445)	17,368
Net cash provided by operating activities	$25,661	$58,093

Capital expenditures	$9,727	$11,062
Cash paid during period for interest	$260	$442
Cash paid during period for income taxes	$12,374	$5,148

	Six Months Ended June 30,
	2021	2020
Cash Flow From Operating Activities:
Net income	$48,158	$36,148
Depreciation	25,948	25,206
Amortization of intangibles	5,946	8,212
Amortization of deferred grants	(480)	(170)
Impairment losses	1,536	1,800
Changes in assets and liabilities and other	(15,208)	15,446
Net cash provided by operating activities	$65,900	$86,642

Capital expenditures	$19,103	$22,880
Cash paid during period for interest	$584	$1,009
Cash paid during period for income taxes	$17,457	$8,947

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 6

	Three Months Ended June 30,
	2021	2020
GAAP income from operations	$29,721	$27,213
Adjustments:
Long-lived asset impairment	386	1,800
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	3,386	4,489
Merger & integration costs	3,952	1,685
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	1,123	—
Other (1)	(744)	430
Non-GAAP income from operations	$37,824	$35,617

	Three Months Ended June 30,
	2021	2020
GAAP net income	$23,180	$22,230
Adjustments:
Long-lived asset impairment	386	1,800
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	3,386	4,489
Merger & integration costs	3,952	1,685
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	1,123	—
Mark-to-market adjustment of Rabbi Trust Investments included in "Total other income (expense), net"	(1,123)	—
(Earnings) losses from equity method investee	858	—
Other (1)	(744)	430
Tax effect of the adjustments	(1,837)	(2,051)
Non-GAAP net income	$29,181	$28,583

	Three Months Ended June 30,
	2021	2020
GAAP net income (loss), per diluted share	$0.58	$0.55
Adjustments:
Long-lived asset impairment	0.01	0.04
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.09	0.11
Merger & integration costs	0.10	0.04
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	0.03	—
Mark-to-market adjustment of Rabbi Trust Investments included in "Total other income (expense), net"	(0.03)	—
(Earnings) losses from equity method investee	0.02	—
Other (1)	(0.02)	0.02
Tax effect of the adjustments	(0.05)	(0.05)
Non-GAAP net income, per diluted share	$0.73	$0.71

(1)	Long-lived asset impairment costs of $1.8 million have been reclassified from "Other" to "Long-lived asset impairment" for the three months ended June 30, 2020.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(in thousands)

(Unaudited)

Exhibit 7

	Americas		EMEA		Other (1)
	Three Months Ended June 30,		Three Months Ended June 30,		Three Months Ended June 30,
	2021	2020	2021	2020	2021	2020
GAAP income (loss) from operations	$47,275	$40,479	$4,593	$4,078	$(22,147)	$(17,344)
Adjustments:
Long-lived asset impairment	386	1,800	—	—	—	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	2,217	3,435	1,169	1,054	—	—
Merger & integration costs	—	1,459	—	—	3,952	226
Mark-to-market adjustment of stock- based compensation programs funded through Rabbi Trust Investments	—	—	—	—	1,123	—
Other (2)	(1,603)	429	405	—	454	1
Non-GAAP income (loss) from operations	$48,275	$47,602	$6,167	$5,132	$(16,618)	$(17,117)

(1)	Other includes corporate and other costs.
(2)	Long-lived asset impairment costs of $1.8 million have been reclassified from "Other" to "Long-lived asset impairment" for the three months ended June 30, 2020.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(in thousands, except per share data)

(Unaudited)

Exhibit 8

	Six Months Ended June 30,
	2021	2020
GAAP income from operations	$61,251	$51,607
Adjustments:
Long-lived asset impairment	1,218	1,800
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	6,807	9,028
Merger & integration costs	4,268	2,464
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	1,647	(2)
Other (1)	(737)	485
Non-GAAP income from operations	$74,454	$65,382

	Six Months Ended June 30,
	2021	2020
GAAP net income	$48,158	$36,148
Adjustments:
Long-lived asset impairment	1,218	1,800
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	6,807	9,028
Merger & integration costs	4,268	2,464
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	1,647	(2)
Mark-to-market adjustment of Rabbi Trust Investments included in "Total other income (expense), net"	(1,648)	—
(Earnings) losses from equity method investee	1,533	—
Other (1)	(737)	485
Tax effect of the adjustments	(3,050)	(3,337)
Non-GAAP net income	$58,196	$46,586

	Six Months Ended June 30,
	2021	2020
GAAP net income, per diluted share	$1.21	$0.88
Adjustments:
Long-lived asset impairment	0.03	0.04
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0.17	0.22
Merger & integration costs	0.11	0.06
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	0.04	—
Mark-to-market adjustment of Rabbi Trust Investments included in "Total other income (expense), net"	(0.04)	—
(Earnings) losses from equity method investee	0.04	—
Other (1)	(0.02)	0.02
Tax effect of the adjustments	(0.08)	(0.08)
Non-GAAP net income, per diluted share	$1.46	$1.14

(1)	Long-lived asset impairment costs of $1.8 million have been reclassified from "Other" to "Long-lived asset impairment" for the three months ended June 30, 2020.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(in thousands)

(Unaudited)

Exhibit 9

	Americas		EMEA		Other (1)
	Six Months Ended June 30,		Six Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020	2021	2020
GAAP income (loss) from operations	$92,147	$76,258	$11,261	$7,258	$(42,157)	$(31,909)
Adjustments:
Long-lived asset impairment	743	1,800	475	—	—	—
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	4,480	6,894	2,327	2,134	—	—
Merger & integration costs	—	2,011	—	—	4,268	453
Mark-to-market adjustment of stock- based compensation programs funded through Rabbi Trust Investments	—	—	—	—	1,647	(2)
Other (2)	(1,596)	429	405	—	454	56
Non-GAAP income (loss) from operations	$95,774	$87,392	$14,468	$9,392	$(35,788)	$(31,402)

(1)	Other includes corporate and other costs.
(2)	Long-lived asset impairment costs of $1.8 million have been reclassified from "Other" to "Long-lived asset impairment" for the three months ended June 30, 2020.

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information

(Unaudited)

Exhibit 10

	Three Months Ended June 30,
	2021	2020
GAAP tax rate	22%	22%
Adjustments:
Long-lived asset impairment	0%	0%
Acquisition-related depreciation and amortization of property and equipment and purchased intangibles	0%	0%
Merger & integration costs	0%	1%
Mark-to-market adjustment of stock-based compensation programs funded through Rabbi Trust Investments included in "General and administrative" costs	0%	0%
Mark-to-market adjustment of Rabbi Trust Investments included in "Total other income (expense), net"	0%	0%
(Earnings) losses from equity method investee	0%	0%
Other	0%	0%
Non-GAAP tax rate	22%	23%

Sykes Enterprises, Incorporated

Reconciliation of Non-GAAP Financial Information by Segment

(Unaudited)

Exhibit 11

	Three Months Ended June 30, 2021 vs. June 30, 2020 (2)
	Americas	EMEA	Other (3)	Consolidated
GAAP revenue growth	5.1%	19.2%	100.0%	7.7%
Adjustments:
Acquisition	-4.8%	0.0%	0.0%	-3.9%
Foreign currency impact (1)	-1.7%	-11.4%	0.0%	-3.5%
Non-GAAP constant currency organic revenue growth	-1.4%	7.8%	100.0%	0.3%

(1)	Foreign exchange fluctuations are calculated on a constant currency basis by translating the current period reported amounts using the prior period foreign exchange rate for each underlying currency.
(2)	Represents the period-over-period growth rate.
(3)	Other includes corporate and other costs.